Exhibit 10.2

BOARD OBSERVATION RIGHTS AGREEMENT

THIS BOARD OBSERVATION RIGHTS AGREEMENT, dated as of November 1, 2017 (this “Agreement”), is entered into by and between Select Energy Services, Inc., a Delaware corporation (the “Company”), and White Deer Energy L.P., a Cayman Islands exempted limited partnership (“White Deer”).  The Company and White Deer are herein referred to as the “Parties.”  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement and Plan of Merger, dated July 18, 2017 (the “Merger Agreement”), by and among the Company, Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Corporate Merger Sub”), SES Holdings, LLC, a Delaware limited liability company and a subsidiary of the Company, Raptor Merger Sub, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of SES Holdings, LLC (“LLC Merger Sub”), Rockwater Energy Solutions, Inc., a Delaware corporation (“Rockwater”), and Rockwater Energy Solutions, LLC, a Delaware limited liability company and a subsidiary of Rockwater (“Rockwater Holdco”).

Recitals

WHEREAS, pursuant to the Merger Agreement, among other things, (a) Corporate Merger Sub will be merged with and into Rockwater and the separate existence of Corporate Merger Sub will cease (the “Corporate Merger”), (b) LLC Merger Sub will be merged with and into Rockwater Holdco and the separate existence of LLC Merger Sub will cease and (c) (x) each share of Class A Common Stock, $0.01 par value per share, of Rockwater then outstanding will be converted into the right to receive a number of shares of Class A Common Stock, $0.01 par value per share, of the Company (“Company Class A Common Stock”) equal to the Exchange Ratio, (y) each share of Class A-1 Common Stock, $0.01 par value per share, of Rockwater then outstanding will be converted into the right to receive a number of shares of Class A-2 Common Stock, $0.01 par value per share, of the Company (“Company Class A-2 Common Stock”) equal to the Exchange Ratio, and (z) each share of Class B Common Stock, $0.01 par value per share, of Rockwater then outstanding will be converted into the right to receive a number of shares of Class B Common Stock, $0.01 par value per share, of the Company (“Company Class B Common Stock” and together with Company Class A Common Stock and Class A-2 Common Stock, “Company Common Stock”) equal to the Exchange Ratio;

WHEREAS, as of the Closing, after giving effect to the issuance of Company Common Stock pursuant to the Merger Agreement, White Deer will own 675,177 shares of Company Class A Common Stock and 3,824,179 shares of Company Class B Common Stock;

WHEREAS, pursuant to Section 5.20 of the Merger Agreement, the Company agreed to use its commercially reasonable efforts to enter into this Agreement with White Deer, pursuant to which, from and after the effective time of the Corporate Merger (the “Corporate Merger Effective Time”), White Deer shall have the right to appoint a single representative as a board observer with respect to the board of directors of the Company (the “Board”), subject to certain limitations;

WHEREAS, the Company desires to provide White Deer with certain observation rights in respect of the Board;

WHEREAS, the Board has determined it to be in the best interests of the Company to provide White Deer with such observation rights in respect of the Board, pursuant to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

Agreement

Section 1.                                           Board Observation Rights.

(a)               Beginning at the Corporate Merger Effective Time and ending on the date that White Deer and its Affiliates (collectively, the “White Deer Group Members”) no longer beneficially own at least 2,249,678 shares of Company Common Stock (the “Board Rights Termination Date” and such period from the date of this Agreement to the Board Rights Termination Date, the “Observation Period”), the Company hereby grants White Deer the option and right, exercisable at any time during the Observation Period by delivering a written notice of such appointment to the Company (the “Observer Notice”), to appoint a single representative (the “Board Observer”), to attend all meetings of the Board during the Observation Period in an observer capacity.  Subject to Section 1(c), the Board Observer may participate fully in discussions of all matters brought to the Board, but shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. For the avoidance of doubt, the Board Observer shall have no right to attend any meeting of any committee of the Board (each, a “Committee”). The Board Observer shall be provided access to all Board materials and information as provided on the same terms and in the same manner as provided to the other members of the Board.

(b)               Subject to Section 1(c), The Company shall (i) give the Board Observer notice of the applicable meeting or action taken by written consent promptly following the time notice is given to the members of the Board, (ii) provide the Board Observer with access to all notices, minutes, consents and other materials, including any draft versions, proposed written consents, and exhibits and annexes to any such materials, and other information given to the members of the Board in connection with such meetings or actions taken by written consent at the same time and in the same manner such materials and information are furnished to such members of the Board and (iii) provide the Board Observer with all rights to attend such meetings as a member of the Board. The Board Observer shall agree to maintain the confidentiality of all information and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”); provided, however, upon request from any White Deer Group Member, the Board Observer shall provide, on a confidential basis, such non-public material and information to such White Deer Group Member; provided that such White Deer Group Member has agreed in writing to comply with and be bound by, in all respects, the Confidentiality Agreement.

(c)                Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Company reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, acting in good faith, that such access would prevent the members of the Board from engaging in attorney-client privileged communication (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege).  Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board Observer must notify the Board of any conflicts of interest between the Board Observer or its Affiliates and the Company (including, for the avoidance of doubt, any direct or indirect interest held by any of the White Group Members in an existing or potential competitor of the Company), and if such conflict of interest or the matters underlying such conflict of interest (including, for the avoidance of doubt, such existing or potential competitor) are to be discussed at a meeting of the Board, the Board reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof and the Board Observer shall recuse himself or herself from any discussions regarding the conflict of interest.

(d)                                 From and after the Board Rights Termination Date, the rights of the White Deer Group Members in Sections 1(a) and Section 1(b) shall cease.

(e)                                  For the avoidance of doubt, the Board Observer in its capacity as a Board Observer shall have (i) no fiduciary duty to the Company and (ii) no obligations to the Company under this Agreement, except as described in Section 1 of this Agreement, or to any stockholder.

Section 2.                                           Miscellaneous.

(a)                                 Confidentiality.  Any Board Observer shall agree to maintain the confidentiality of all information and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of the Confidentiality Agreement; provided, however, upon request from a White Deer Group Member, the Board Observer shall provide, on a confidential basis, such non-public information to such White Deer Group Member; provided that such White Deer Group Member has agreed to comply with and be bound by, in all respects, the Confidentiality Agreement.  White Deer agrees to indemnify the Company from any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever arising from the breach by a Board Observer of the confidentiality obligations under the Confidentiality Agreement or this Section 2(a).

(b)                                 Ownership.  White Deer hereby represents and warrants that as of the Closing, after giving effect to the issuance of Company Common Stock pursuant to the Merger Agreement, White Deer will own 675,177 shares of Company Class A Common Stock and 3,824,179 shares of Company Class B Common Stock.

(c)                                  Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Company or any of its Affiliates or the White Deer Group Members set forth herein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(d)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by hand, by email, or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a Party (a) at the time and on the date of delivery, if delivered by hand or by email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 2(d) or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 2(d)) and (b) at the end of the first (1st) Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid).

Such communication in each case shall be delivered to the following addresses or email addresses and marked to the attention of the person (by name or title) designated below (or to such other address or person as a Party may designate by notice to the other Party):

White Deer:

White Deer Energy L.P.

598 Madison Avenue

Third Floor

New York, New York 10022

Attention: Alexander P. Lynch

Email: alynch@whitedeerenergy.com

with a copy to (which shall not constitute notice hereunder):

Locke Lord LLP

600 Travis St., Suite 2800

Houston, TX  77002-2906

Attention: Joe Perillo; Michael J. Blankenship

Email: jperillo@lockelord.com; michael.blankenship@lockelord.com

The Company:

Select Energy Services, Inc.

1820 N I-35

Gainesville, Texas 76240

Attention: Adam Law

Email:  ALaw@selectenergyservices.com

with a copy to (which shall not constitute notice hereunder):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002- 6760

Attention: Keith Fullenweider; Stephen M. Gill

Email: kfullenweider@velaw.com; sgill@velaw.com

(e)                                  Interpretation.  Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(f)                                   Severability. If any provision of this Agreement (or portion thereof) is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement (or portion thereof) will remain in full force and effect, so long as the economic or legal substance of the actions contemplated hereby are not affected in any manner materially adverse to any Party.

(g)                                  Governing Law; Submission to Jurisdiction.  This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction.  In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the actions contemplated hereby, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (a), (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 2(d) of this Agreement.

(h)                                 Waiver of Jury Trial.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE ACTIONS CONTEMPLATED HEREBY.

(i)                                     No Waiver; Modifications in Writing.

(i)                                     Delay.  No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)                                  Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(j)                                    Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(k)                                 Binding Effect; Assignment.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but will not be assignable or delegable by any Party without the prior written consent of each of the other Parties.

(l)                                     Independent Counsel.  Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(m)                             Specific Enforcement.  Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each Party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date first above written.

SELECT ENERGY SERVICES, INC.

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	Chairman and Chief Executive Officer

WHITE DEER:

WHITE DEER ENERGY L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Ben A. Guill
Name:	Ben A. Guill
Title:	Managing Partner

Signature Page to

Board Observation Rights Agreement

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

, 20

Select Energy Services, Inc.

1820 N I-35

Gainesville, TX 76240

Attn: Adam R. Law

Dear Ladies and Gentlemen:

Pursuant to Section 2(a) of that certain Board Observation Rights Agreement (the “Board Observation Rights Agreement”), dated as of November 1, 2017, by and between Select Energy Services, Inc., a Delaware corporation (the “Company”), and White Deer Energy L.P., a Cayman Islands exempted limited partnership (“White Deer”), White Deer has exercised its right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the Company (the “Board”), although the individual serving as the Board Observer may be changed from time to time pursuant to the terms of the Board Observation Rights Agreement and upon such replacement individual signing a confidentiality agreement in substantially the form hereof.  The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to information concerning the Company and its Affiliates.  Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Observation Rights Agreement.  In consideration for and as a condition to the Company furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (this “Agreement”):

1.                                      As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Company and its Affiliates that may hereafter be disclosed to the Board Observer by the Company, its Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) of the Company (the “Representatives”), including all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Company and its Affiliates that is non-public financial or other non-public information) provided to the Board Observer.

2.                                      Except to the extent permitted by this Paragraph 2 or by Paragraphs 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential, and the Board Observer shall not use any Confidential Information made available to the Board Observer in his or her capacity as a member of the Board for any purpose other than management of the business and operations of the Company, or gathering information on behalf of his or her Affiliates in his or her observer capacity; provided, that the Board Observer may, upon request from a White Deer Group Member, share Confidential Information with such White Deer Group Member so long as such individuals or entities agree in writing to comply with, and be bound by, in all respects, the terms of this Agreement.  The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3.                                      The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Company, (ii) is or becomes available to the Board Observer on a non-confidential basis from a source not known to have an obligation of confidentiality to the Company, (iii) was already known to the Board Observer at the time of disclosure or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.

4.                                      In the event that the Board Observer is requested, legally required or compelled to disclose the Confidential Information (including, without limitation, in connection with an audit or examination by a regulatory authority or self-regulatory organization), the Board Observer shall use reasonable efforts, to the extent permitted by applicable law, to provide the Company with prompt prior notice of such requirement so that the Company may seek, at such entities sole expense and cost, an appropriate protective order.  If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5.                                      All Confidential Information disclosed by the Company or its Representatives to the Board Observer is and will remain the property of the Company, so long as such information remains Confidential Information.

6.                                      It is understood and acknowledged that neither the Company nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.                                      It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Company shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Company at law.

8.                                      This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing.  This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9.                                      If any provision of this Agreement (or portion thereof) is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement (or portion thereof) will remain in full force and effect.  No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11.                               This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement.  Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

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Very truly yours,

Agreed to and Accepted, effective as of , 20 .

SELECT ENERGY SERVICES, INC.

By:
Name:
Title:

Signature Page to

Confidentiality Agreement